EXHIBIT 23.1
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                          MENDLOWITZ WEITSEN, LLP, CPAS
               K2 BRIER HILL COURT, EAST BRUNSWICK, NJ 08816-3341
            TEL: 732.613.9700 FAX: 732.613.9705 E-MAIL: MW@MWLLP.COM
                                  WWW.MWLLP.COM





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of iVoice, Inc. on Form S-8 dated November 20, 2003, of our report dated February 27, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-KSB of iVoice, Inc. for the year ended December 31, 2002.




                                                 MENDLOWITZ WEITSEN, LLP
East Brunswick, New Jersey
November 20, 2003